Exhibit 107

Calculation of Filing Fee Tables

Form S-8

(Form Type)

Jinxin Technology Holding Company

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title(1)	Fee Calculation Rule	Amount Registered(2)		Proposed Maximum Offering Price Per Share		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Ordinary shares, par value $0.00001428571428 per share	Rule 457(c) and Rule 457(h)	129,420,000	(3)(4)	$0.1883	(4)	$24,374,100	$0.00015310	$3,731.67
Total Offering Amounts							$24,374,100		$3,731.67
Total Fee Offsets									—
Net Fee Due									$3,731.67

(1)	The ordinary shares registered hereby may be represented by the Registrant’s American depositary shares (“ADSs”), each of which represents 18 ordinary shares of the Registrant, par value $0.00001428571428 per share (the “Ordinary Shares”). The Registrant’s ADSs issuable upon deposit of the Ordinary Shares registered hereby have been registered under a separate registration statement on Form F-6 (File No. 333-278897).

(2)	Represents Ordinary Shares issuable upon vesting or exercise of options and pursuant to other awards granted or to be granted under the Amended and Restated 2025 Share Incentive Plan (the “Plan”). Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers an indeterminate number of additional shares which may be offered and issued to prevent dilution resulting from share splits, share dividends or similar transactions as provided in the Plan.

(3)	An additional 129,420,000 Ordinary Shares are being registered on the registration statement to which this exhibit 107 is a part to cover the additional Ordinary Shares that may be issued under the Plan, which were not previously registered under the Registrant’s registration statement on Form S-8 (File No. 333-284449), as filed with the Securities and Exchange Commission on January 24, 2025.

(4)	These ordinary shares are reserved for future award grants under the Plan. The proposed maximum offering price per share, which is estimated solely for the purposes of calculating the registration fee under Rule 457(h) and Rule 457(c) under the Securities Act, is based on $3.39 per ADS, the average of the high and low prices for the Registrant’s ADSs as quoted on the Nasdaq Capital Market on April 22, 2025, and adjusted for the ADS-to-ordinary share ratio.